UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2026

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2026, Funko, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 43,348,062 shares of the Company’s Class A and Class B common stock (collectively, “Common Stock”) were present in person or represented by proxy at the meeting, representing approximately 77.5% of the Company’s outstanding Common Stock as of the April 10, 2026 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 22, 2026.

Item 1 - Election of three Class III directors for a term of office expiring on the date of the annual meeting of stockholders in 2029 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Diane Irvine	26,052,673	8,348,580	8,946,809
Jesse Jacobs	29,326,392	5,074,861	8,946,809
Sarah Kirshbaum Levy	26,919,986	7,481,267	8,946,809

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
43,290,130	42,945	14,987	0

Item 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
29,652,667	4,193,974	554,612	8,946,809

Based on the foregoing votes, Diane Irvine, Jesse Jacobs and Sarah Kirshbaum Levy were elected and Items 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2026		FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary